Exhibit 99.1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in SunCoke Energy Partners, L.P. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G and any amendments thereto.
Date: March 16, 2018	RAVEN ENERGY HOLDINGS LLC

	By:	Cline Resource and Development Company, sole manager of Raven Energy Holdings LLC

	By:	/s/ John F. Dickinson, II
	Name:	John F. Dickinson, II
	Title:	President

FRLP 2008 No. 2 LLC

By:	Cline Resource and Development Company, sole manager of FRLP 2008 No. 2 LLC

By:	/s/ John F. Dickinson, II
Name:	John F. Dickinson, II
Title:	President

INSIGHT RESOURCE, LLC

By:	Cline Resource and Development Company, sole manager of Insight Resource, LLC

By:	/s/ John F. Dickinson, II
Name:	John F. Dickinson, II
Title:	President

CLINE RESOURCE AND DEVELOPMENT COMPANY

By:	/s/ John F. Dickinson, II
Name:	John F. Dickinson, II
Title:	President

CHRISTOPHER CLINE

By:	/s/ Christopher Cline
Name:	Christopher Cline